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Exhibit 10.56

AXS-One Inc. 301 Route 17 North Rutherford, New Jersey 07070
Telephone:	201-935-3400
Facsimile:	201-935-2742
October 21, 2002

Mr. Matthew Hayden
President
Hayden Communications, Inc.
1401 Havens Drive, Suite 100
North Myrtle Beach, SC 29582

Dear Mr. Hayden:

        This letter will serve as an agreement between AXS-One Inc. ("AXS-One"), and Hayden Communications, Inc. ("Consultant") regarding AXS-One's retention of Consultant to provide investor relations services to AXS-One ("Services").

          1.    (a)    Consultant will provide, in a timely and professional manner, the Services to AXS-One as are described in Exhibit A attached hereto and made a part hereof. In the event of a conflict between the terms of this Agreement and the terms of Exhibit A, this Agreement shall govern.

                (b)    The content and format of all communications between Consultant and third parties relating to AXS-One must be approved in advance by the CEO of AXS-One or such AXS-One representatives as shall be designated by such CEO from time to time during the term hereof. Consultant will ensure that all of its employees contacting third parties relating to AXS-One will conduct themselves at all times during such contacts in a manner that will reflect favorably on AXS-One and its products and services.

          2.    (a)    As full and complete compensation and consideration for Consultant's Services hereunder, including, except as otherwise expressly set forth in Paragraph 2(d) below, as full reimbursement for Consultant's expenses incurred in performing the Services, AXS-One shall (i) pay to Consultant a monthly service fee ("Fee") of $5,000 for each whole month during the actual term of this Agreement (Fees for partial months during the term shall be pro-rated), and (ii) issue to Consultant the warrants to purchase AXS-One common stock as provided for in Paragraph 2(b) below. Each Fee shall be invoiced by Consultant to AXS-One on the first business day of the month for which such Fee is payable, and Fees and permitted expenses shall be paid net 45 days following the date of AXS-One's receipt of a proper written invoice from Consultant.

                (b)    In addition to the Fees provided for in Paragraph 2(a) above, AXS-One shall, upon the expiration or termination of the term of this Agreement, issue to Consultant warrant(s), substantially in the form of Exhibit B attached hereto and made a part hereof (collectively, the "Warrant"), to purchase the number of shares of common stock of AXS-One which is equal to the product of 10,000 shares multiplied by the number of whole months during the actual term of this Agreement (shares for partial months during the term shall be pro-rated); but in no event shall the Warrant permit Consultant to purchase more than a total of 120,000 shares of AXS-One common stock. The Warrant shall be 100% vested on the date of its issuance by AXS-One, as aforesaid, and shall (subject to the conditions set forth in the Warrant) be exercisable at any time, and from time to time, during a period of three (3) years following the date of such issuance. The exercise price for the Warrant shall be (i) for the initial up to 60,000 shares covered by the Warrant, $0.41 per share, which represents the closing price for one share of AXS-One common stock on the American Stock Exchange on October 1, 2002 (the commencement date of the term of this Agreement), and (ii) for the remaining shares covered by the Warrant, if any, the closing price for one share of AXS-One common stock on the American Stock Exchange (or, if on such date, AXS-One's common stock is not traded on the American Stock Exchange, the closing price on the principal national stock exchange, or, if there is none, over-the-counter market or "pink sheets", upon which such common stock is then traded) on April 1, 2003.

                (c)    Notwithstanding any other provision of this Agreement to the contrary, in the event that during the term of this Agreement, all, or substantially all, of the business, assets or common stock of AXS-One is acquired by a person or entity owning less than five percent (5%) of AXS-One's common stock as of October 1, 2002, then, promptly following the later of the date that (i) AXS-One signs a definitive agreement related to such acquisition, or (ii) AXS-One's Board of Directors approves such acquisition, AXS-One shall, in replacement of and substitution for its obligations under Paragraph 2(b) above, issue to Consultant the Warrant described in Paragraph 2(b) above for 120,000 shares of common stock, which Warrant shall be 100% vested on the date of such issuance; it being the intent of the parties that Consultant shall have the opportunity to exercise such Warrant and exchange the resulting shares of common stock for the consideration provided for in the acquisition. If the Warrant is issued under this Paragraph 2(c) on or prior to April 1, 2003, then the exercise price for all of the shares covered by the Warrant shall be $0.41 per share; otherwise the exercise price rules of Paragraph 2(b) above shall apply.

                (d)    AXS-One shall reimburse Consultant for any reasonable and necessary (i) out-of-town travel (transportation, lodging and meal) expenses incurred by Consultant's employees, at the express request of AXS-One, during the performance of the Services, in accordance with the terms and conditions of AXS-One's policies therefor (including documentation requirements) for AXS-One's own employees, and (ii) documented fees paid by Consultant to third parties (e.g., postage for investor packages or research reports, news wire service fees, fax-broadcasting news release fees, photocopying/printing fees) in connection with the Services, at Consultant's actual costs therefor; provided, however, that such third party fees must be approved by AXS-One in writing in advance of being incurred if such fees will exceed $500 in any single instance. AXS-One may pre-approve in writing reimbursement of reasonable and necessary expenses for other extraordinary items such as broker lunch presentations or media campaigns.

          3.    (a)    The term of this Agreement shall commence on October 1, 2002 and expire as of September 30, 2003, unless earlier terminated by either party, solely as a result of a material breach of this Agreement by the other party, which breach remains uncured for a period of thirty (30) days following the breaching party's receipt of a written notice from the other party setting forth such breach and demanding its cure. Any such termination by AXS-One as a result of an uncured material breach by Consultant prior to expiration shall immediately relieve AXS-One of any further obligation to pay any then unpaid Fees or issue warrants to purchase unearned shares pursuant to Paragraph 2 above. Any such termination by Consultant as a result of an uncured material breach by AXS-One prior to expiration shall not relieve AXS-One of the obligation to pay any Fees, or issue warrants to purchase shares pursuant to Paragraph 2 above for the entire term of the Agreement.

                (b)    Upon the expiration or any earlier termination of this Agreement, Consultant shall immediately turn over to AXS-One all materials belonging to AXS-One, including, without limitation, any and all materials created for AXS-One under this Agreement. Consultant shall not retain any copies of the foregoing materials.

          4.    It is understood and agreed that Consultant is, and shall remain, an independent contractor. Consultant acknowledges and agrees that it shall be solely Consultant's obligation to report to taxation and similar authorities all compensation received by Consultant pursuant to this Agreement and to pay all taxes or impositions thereon, and Consultant agrees to indemnify AXS-One and to hold it harmless to the extent of any obligation imposed against AXS-One to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payments made to

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Consultant by AXS-One pursuant to this Agreement. Consultant's obligations under this paragraph shall survive indefinitely the termination of this Agreement.

          5.    It is understood and agreed that Consultant shall have no authority whatsoever to bind AXS-One to any contract or otherwise, or to use AXS-One's name for any purpose not expressly required as part of the Services; provided, however, that Consultant may include AXS-One's name in its published list of clients.

          6.    Consultant acknowledges that it may acquire knowledge and information about AXS-One, including, without limitation, various trade secrets, confidential terminology, proprietary information, business plans, customer names, programs, compilations of information, records, specifications, etc., and that all such knowledge and information acquired or developed hereunder are, and shall be and remain, the confidential and proprietary information of AXS-One ("Confidential Information"). Consultant agrees to hold, and to cause its employees to hold, such Confidential Information in strict confidence and agrees not to disclose the same to others or use the same in any way, commercially or otherwise, either before or after the expiration or termination of this Agreement, without the prior written consent of the AXS-One's CEO or CFO. Consultant further agrees to take all action necessary to protect the confidentiality of the Confidential Information, and to prevent the unauthorized use or copying of the Confidential Information, which comes into Consultant's possession. Upon AXS-One's request or the expiration or termination of this Agreement, Consultant shall return all written, recorded or machine readable Confidential Information to AXS-One. Consultant's obligations under this paragraph shall survive indefinitely the expiration or termination of this Agreement.

          7.    (a)    AXS-One and Consultant agree that any and all work product arising from Consultant's performance of the Services (collectively, the "Work"), shall belong exclusively to AXS-One, whether or not AXS-One uses such material, and Consultant hereby irrevocably assigns, and shall cause its employees to irrevocably assign, all rights of every kind, including, without limitation, copyright rights, in the Work to AXS-One. AXS-One shall have the right to hereafter use all of the Work, any part or parts thereof, or none of the Work, as AXS-One sees fit, without the payment of any compensation to Consultant, other than the compensation expressly provided for in Paragraph 2 above. No rights to or in the Work are reserved to Consultant or to Consultant's employees, and Consultant shall not use any of the Work for any of its other clients.

                (b)    Notwithstanding Paragraph 7(a) above, nothing in this Agreement shall be construed as prohibiting Consultant from utilizing any of its generalized expertise, methodologies, or increase in residual knowledge resulting from the Services, in any other project.

          8.    The rights and obligations of a party hereunder shall not be assigned or transferred by operation of law or otherwise; provided, however, that AXS-One may, upon written notice to Consultant, assign this Agreement to the successor of its business and/or assets.

          9.    Consultant represents and warrants that it is not under any pre-existing obligation inconsistent with the provisions of this Agreement or Consultant's performance of the Services to the best of its abilities, and Consultant agrees not to hereafter during the term of this Agreement assume any obligation inconsistent with the provisions of this Agreement or Consultant's performance of the Services to the best of its abilities. Without limiting the generality of the foregoing, Consultant agrees not to perform any investor relations services for any competitor of AXS-One during the term of this Agreement and for a period of six (6) months following the expiration or termination of this Agreement.

        10.    In the performance of the Services, Consultant shall comply with any and all applicable Federal, state or local statutes and laws, and all ordinances, rules and regulations promulgated thereunder.

        11.    This Agreement sets forth the entire understanding, and hereby supersedes any and all prior agreements, oral or written, heretofore made, between the parties with respect to the subject matter of this Agreement, and there are no representations, warranties, covenants, agreements or understandings, oral

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or otherwise, express or implied, affecting this Agreement not expressly set forth herein. No delay on the part of a party in exercising any of its respective rights hereunder or the failure to exercise the same, nor the acquiescence in or waiver of a breach of any term, provision or condition of this Agreement shall be deemed or construed to operate as a waiver of such rights or acquiescence thereto, except in the specific instance for which given. None of the terms, conditions or provisions of this Agreement shall have been held to have been changed, varied, waived, modified or altered, except by a statement in writing signed by duly authorized representatives of both of the parties hereto.

        12.    In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        13.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict-of-laws rules.

        Please indicate your acceptance of the terms and conditions of this Agreement by signing the enclosed copy of this letter at the space indicated below and returning it to me at your earliest convenience.

Very truly yours,
AXS-ONE INC.
By:	/s/ JOHN RADE John Rade President, CFO

The foregoing is accepted and agreed to as of the date written above.

HAYDEN COMMUNICATIONS, INC.
By:	/s/ MATTHEW HAYDEN Matthew Hayden President

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EXHIBIT A

SCOPE OF SERVICES/PROGRAMS/ACTIVITIES

Hayden Communications, Inc. (HC) will develop, implement, and maintain an ongoing stock market support system for AXS-One Inc. (AXO) with the general objective of expanding awareness in AXO among stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications. HC agrees that it will reasonably be available during regular business hours to advise, counsel and inform designated officers and employees of AXO about the software industry, business, financial marketplace, competitors, business acquisitions and other aspects of or concerning AXO's business about which HC has knowledge or expertise. In addition, HC will perform the following:

1. PROFESSIONAL INVESTMENT COMMUNITY AWARENESS to build a core of informed stockbrokers, market makers, security analysts and portfolio/fund managers who are interested in understanding and becoming involved in AXO. The system will be established through the following methods (the appropriate audience will be a subset of HC's entire database):

  A.
  Introductions to professionals at select firms, with a focus on members of the Financial Community in various geographic regions: the United States, Canada and Europe. The targeted group of professionals, which has been drawn from HC's proprietary database of contacts, would include:

  1.
  Over 25,000 Equity Brokers

  2.
  Over 1,500 Analysts (Buy and Sell Side—both generalists and industry specialists)

  3.
  Over 4,500 Micro-Cap Portfolio/ Fund Managers

  4.
  Over 120 Market Makers (both retail and wholesale)

  5.
  Financial, Trade and Industry Publications

  B.
  Introductions to High Net-Worth accredited investors who build positions in companies similar to AXO and are familiar with other quality companies, which HC currently and previously represented.

  C.
  Broker conference calls/presentations arranged by HC in select cities (and at compatible times) with top management at AXO. Cities we would schedule meetings include New York, Philadelphia, Baltimore, Boston, Dallas, Denver, Ft. Lauderdale, Houston, Atlanta, Chicago, LA, Minneapolis, Miami, Orange County, CA, Raleigh, San Diego, San Francisco, St. Louis, D.C. and other select cities.

  D.
  All interested parties will be continually updated of Client's progress via phone conversations and through our fax/e-mail list for news releases.

2. SHAREHOLDER COMMUNICATIONS focuses on maintaining shareholder awareness of AXO activities and fostering a sense of loyalty in the ownership of the stock. Current shareholders represent the "Supply Side" and with proper communication to that audience, the dynamics of supply and demand are likely to work in AXO's favor.

  A.
  Handle investor requests for timely information via the telephone and e-mail. HC will have a knowledgeable associate available during market hours to field and respond to all investor inquiries in a timely manner. A majority of these calls will be generated from HC Clients who take a position or have an interest in AXO.

  B.
  HC will provide the names and addresses of those requesting due diligence packages to the appropriate contact at AXO within 2 business hours after receiving the request.

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  C.
  "CEO letter" to the shareholders updating AXO achievements and properly positioning the company's strategic growth opportunities. This letter can be placed on the corporate Web site, where it can easily be updated at appropriate times. Due to Regulation FD, all correspondence must be forwarded to the wire prior to web posting. This letter can be combined with the following:

  D.
  Quarterly Interim-Reports to the shareholders, which provide a complete update on AXO's performance, financial position and material developments. HC will assist in the creation, design, printing and mailing of a 3-fold brochure that is attractive and informative, yet simple. In order to be conscious of corporate costs, these quarterly interim reports may be posted on the corporate web site.

3. MEDIA RELATIONS is utilized to provide information on AXO to both industry and financial professionals who follow the software services industry. A positive article from a national publication can provide substantial credibility among investors, shareholders and current or prospective customers.

  A.
  HC's Media Department will develop a focus list of industry, trade and financial publications and contact appropriate editors, make introductions and review and manage editorial calendars for relevant upcoming articles. Interested parties will be updated on material news releases and corporate developments. Examples of these publications are: Smart Money, Fortune, Kiplinger's, Business Week, Forbes ASAP, Business 2.0, Investors Business Daily, The Wall Street Journal, Bloomberg and Worth. Other Software and Technology Publications include: Smart Business, Fast Company, CIO, New Jersey Online, Business & Technology, Commerce & Industry, Computer Technology News, Computer Technology Review, E-Business World, Electronic Servicing & Technology, eWeek Magazine, Fortune Small Business Magazine, Inc., Industrial Process Products & Technology, New Technology Week, Small Cap Center, Smart Business, Technology at Work, Technology Review & Today, Techscan: The Managers Guide to Technology, Trade & Commerce. ZDNet Magazine, 123 Jump, and Micro-Cap News Network.

  B.
  Financial Newsletter campaign. We will work with our many financial newsletter editors and publishers for a "Buy Recommendation" for AXO. The newsletters we contact have a paid subscription base of investors who focus solely on micro cap stocks. A "Buy Recommendation" from one of these letters can produce a great deal of new investor interest. A recommendation of this type gives third party support and opinion. HC has been able to achieve "Buy Recommendations" for former and current clients in: The Kon-Lin letter, The Conservative Speculator, Dick Davis Digest, George Southerland's Special Investment Situations, The Patient Inve$tor, and Equities Special Situations. Other publications we have worked with and will introduce AXO to include: The Red Chip Review, Investor's Digest, The Quiet Investor, Acker Letter, High-Growth Newsletter, Bullish Investor, Low-Priced Stocks, Micro-Stock Digest and The Napeaugue Letter.

4. THE FINANCIAL PRESS is utilized to disseminate newsworthy events quickly and efficiently through the newswire services (Dow Jones, Reuters, The Wall Street Journal, New York Times, The Associated Press, Moody's, Standard & Poors, Fitch Financial, Knight-Ridder, Bloomberg, and Investor's Business Daily).

  A.
  HC will assist AXO to draft and complete press releases on all material events as deemed by the Company. AXO management and corporate counsel will approve all releases before they are sent to the wire.

  B.
  HC will disseminate news releases through a Broadcast Fax and/or electronic mail (e-mail) to our established database of financial professionals including: special situation analysts, brokers, fund managers, individual investors, money managers, and current or prospective individual shareholders who are already invested or have expressed an interest in AXO.

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  C.
  HC will work with national and regional circuits to put AXO news releases and story in front of newspapers, television, radio stations and the relevant technology trade publications.

5. STRATEGIC OPPORTUNITIES are utilized to introduce management to new companies, which could become key strategic partners, customers or acquisition candidates. HC will also manage a schedule of industry and financial trade shows and conferences where applicable.

  A.
  HC will continually evaluate strategic M&A and partnership opportunities for AXO, which are consistent with management's focus and could include introductions to investment banking entities and/or acquisition candidates.

  B.
  HC will screen all investment firms for upcoming financial conferences, which would be appropriate for AXO. HC will work through the proper channels with the goal of receiving invitations for management to present at relevant conferences.

AGENDA (Initial 180 days)

  A.
  Establish a time line of expected corporate events. Streamline the presentation to articulate AXO's story in a clear and concise format, focusing on Corporate Image, AXO's competitive position and key growth strategies.

  B.
  Generate a two and four-page Corporate Profile, which clearly articulates AXO's current business and financial position, as well as its strategy for future growth.

  C.
  Assist AXO in updating its investor package and investor information via the company's corporate Web site. Assist with Shareholders' letter and quarterly update.

  D.
  Assist AXO management in developing and/or updating its Power Point presentation to utilize during corporate presentations. Key points of this presentation include: Financial and market overview, information on key management and core business strengths, AXO's strategic growth plans, customer list, and the competitive landscape.

  E.
  Target select brokers and micro-cap fund managers, which follow companies that have a similar profile to AXO, and/or are focused on value situations.

  F.
  Expand the number of market makers, which utilize retail support.

  G.
  Plan in house broker meetings/conference calls in select cities. Assist management with presentations to the Stock Broker's society. Follow up with phone calls to create "action" and to gauge management's effectiveness in articulating the story.

  H.
  Target newsletter editors and publishers for a "Buy Recommendation". Focus on Trade, Financial and Industry Publications for appropriate stories on AXO's services, attributes and value proposition to the marketplace.

  I.
  Maintain and update the database to ensure that all press releases are faxed and/or e-mailed to all interested professionals.

  J.
  Target "Buy" and "Sell" side analysts, including those at boutique and 2nd Tier firms for a "Buy Recommendation", along with analysts representing institutional money.

  K.
  Contact Brokerage Firms who hold conferences for the purpose of receiving an invitation for management to present.

  L.
  If appropriate, introduce AXO to possible acquisition and/or joint venture candidates.

  M.
  Provide progress reports to senior management when appropriate. As AXO attains a higher market capitalization and share price we will open new doors, which will enable our firm to introduce AXO to an expanded audience.

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  N.
  Evaluate achievements after the first 180 days and develop a new agenda.

  Many of the above items will occur simultaneously. Certain items will have chronological priority over others, however for the most part agenda items will progress in unison throughout the initial 180-day period. As AXO grows and evolves, we will recommend changes to the Agenda that compliment that growth. As the company continues to execute its strategic growth plan by expanding its product portfolio and showing continued financial performance, we will have new doors open, which will enable us to target a different group of brokers, analysts and portfolio/fund managers. At each stage of growth, the appropriate approach to the market will be incorporated into the agenda for optimal results. A new formal Agenda will be created after the 180-day period, or earlier if necessary.

Assuming a clear and honest reason to believe that AXO's efforts are leading ultimately to success and greater profitability, the end results of this financial communication and awareness campaign should be:

*
An increase in the number of financial professionals (including brokers, institutions and analysts) and individual investors well educated and knowledgeable about AXO: including senior management, the company's services and technology, as well as its current financial condition and growth opportunities.

*
An increase in the number of articles printed in both trade and financial publications.

*
An increase in the realistic price/earnings (P/E), price/cash flow ratio (P/CF) or price/net asset value, in relation to the overall average P/E or P/CF ratio of the stock market in any given time.

*
An increase in liquidity of the common stock.

*
A broader and more diverse shareholder base.

*
An increase in AXO's market capitalization.

*
Easier access to the capital markets, if attractive acquisitions are found or additional capital is required.

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EXHIBIT B

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AN APPLICABLE REGISTRATION STATEMENT UNDER SUCH ACT AND RULES AND REGULATIONS THEREUNDER IS THEN IN EFFECT, OR IN THE OPINION OF HOLDER'S COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT IS NOT REQUIRED. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THE WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ARTICLE III OF THIS WARRANT.

WARRANT
to Purchase Common Stock of
AXS-ONE INC.
Expiring                        ,

        THIS IS TO CERTIFY THAT, for value received, HAYDEN COMMUNICATIONS, INC., or its permitted and registered assigns (collectively, the "Holder"), is entitled to purchase from the Company            shares of Common Stock at a purchase price payable upon exercise hereof (the "Exercise Price") of $            per share. The Common Stock and the Exercise Price are subject to adjustment in accordance with Article IV hereof. Certain terms used in this Warrant are defined in Article V.

ARTICLE I
Exercise of Warrant

        1.1    Method of Exercise. To exercise this Warrant in whole or in part, at any time, subject to Section 1.3 below, commencing on the date of issuance of this Warrant and ending on the expiration date set forth above (the "Expiration Date"), the Holder shall deliver to the Company, at the Warrant Office designated pursuant to Section 2.1, (a) a written notice, in substantially the form of the Subscription Notice attached as Schedule A hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) payment of the Exercise Price in immediately available funds and (c) the signed original of this Warrant. This Warrant shall be deemed to be exercised on the date when delivery of such notice, such funds and this Warrant is made, and any such date is referred to herein as the "Exercise Date." Upon exercise, the Company shall issue only in the name of, and deliver to, such Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 1.2. The Holder shall be deemed to have become a holder of record of such issued Common Stock on the applicable Exercise Date. Upon exercise of only a portion of the number of shares covered by this Warrant, the Company shall issue and deliver to the Holder, at the expense of the Company, a new Warrant covering the number of shares representing the unexercised portion of this Warrant so surrendered.

        1.2    Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon exercise of this Warrant. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

        1.3    Listing on National Securities Exchange. The Company shall, prior to the issuance of any Warrant Shares, at its expense, promptly obtain and maintain the listing of the Warrant Shares on such principal national securities exchange or NASDAQ as the other shares of Common Stock are at such time listed. The Company shall use its best efforts to file the listing application for the Warrant Shares with said exchange or NASDAQ, as the case may be, within thirty (30) days following the Company's issuance of this Warrant, and, notwithstanding any other provision of this Warrant to the contrary, the Holder may not exercise this Warrant until the Company notifies the Holder in writing that said listing application has been approved by such exchange or NASDAQ, as the case may be.

ARTICLE II
Warrant Office; Transfer,
Division or Combination of Warrant

        2.1    Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 301 Route 17 North, Rutherford, New Jersey 07070 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder.

        2.2    Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is then registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

        2.3    Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration of the issuance, exercise and any transfers of this Warrant and, subject to the provisions of Article III, this Warrant and all rights hereunder are transferable, in whole or in part, on such books, upon surrender of this Warrant at such office, together with a written assignment of this Warrant, in substantially the form of the Assignment attached as Schedule B hereto, duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified (in increments of the lesser of (i) 20,000 shares, or the number of shares for which this Warrant is then exercisable) in such instrument of assignment, and this Warrant shall promptly be cancelled.

ARTICLE III
Restrictions on Transfer and
Registration Under The Act

        3.1    Restrictions on Transfer. Neither this Warrant, the Warrant Shares nor any interest herein or therein shall be transferable except upon the conditions specified in Article II and this Article III, which conditions are intended to ensure compliance with the provisions of the Act in respect of the transfer of this Warrant or any interest herein. The Holder will cause any transferee of this Warrant, the Warrant Shares or any interest herein or therein held by it to agree to take and hold this Warrant, the Warrant Shares or an interest herein or therein subject to the provisions and upon the conditions specified in this Article.

        3.2    Restrictive Legend. This Warrant and each Warrant Share shall (unless otherwise permitted by the provisions of Section 3.3) include a legend in substantially the following form, referring to this Warrant or Warrant Shares, as appropriate:

    [THIS WARRANT] [THESE SHARES] [HAS] [HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER [THIS WARRANT] [THESE SHARES] NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AN APPLICABLE REGISTRATION STATEMENT UNDER SUCH ACT AND RULES AND REGULATIONS THEREUNDER IS THEN IN EFFECT, OR IN THE OPINION OF HOLDER'S COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER SUCH ACT IS NOT REQUIRED. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING [THIS WARRANT] [THESE SHARES] FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ARTICLE III OF [THIS WARRANT] [THE WARRANT FOR THESE SHARES].

        3.3    Notice of Proposed Transfers. The Holder and any holder of any Warrant Share by acceptance hereof or thereof agrees to comply in all respects with the provisions of this Section. Prior to any proposed transfer of this Warrant or any Warrant Share, the Holder or holder of Warrant Shares, as the case may be, shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstance of the proposed transfer in reasonable detail, and shall be accompanied by (a) a written opinion of counsel for such holder, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer may be effected without registration under the Act or (b) written assurance from the staff of the Commission that it will not recommend that any action be taken by the Commission in the event such transfer is effected without registration under the Act. Such proposed transfer may be effected only if the Company shall have received such notice and such opinion of counsel or written assurance, whereupon the Holder or the holder of Warrant Shares, as the case may be, shall be entitled to transfer this Warrant or Warrant Shares in accordance with the terms of this Warrant and of the notice delivered by said holder to the Company. Each certificate evidencing this Warrant or Warrant Shares transferred as above provided shall bear the legend set forth in Section 3.2, except that such certificate shall not bear such legend if the opinion of counsel or written assurance referred to above is to the further effect that neither such legend nor the restriction on transfer in this Article are required to ensure compliance with the Act.

        3.4    Termination of Conditions and Obligations. The conditions precedent imposed by this Article upon the transferability of the Warrant Shares (but not of this Warrant) shall terminate as to any particular Warrant Shares when such shares shall have been effectively registered under the Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such shares or at such time as an opinion of counsel as specified in Section 3.3 shall have been rendered to the effect set forth in the last sentence of Section 3.3.

        3.5    Registration Rights. The Holder shall be entitled to the benefits of the registration rights set forth in Schedule C attached hereto.

ARTICLE IV
Antidilution Provisions

        4.1    Adjustments. (a) The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

          (i)    Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately reduced and the number of shares of Common Stock to be acquired on exercise of this Warrant shall be increased so that the Holder, upon exercise of this Warrant thereafter, shall be entitled to receive the number of shares of Common Stock which it would have owned immediately following such action had this Warrant been exercised immediately prior thereto at the aggregate Exercise Price effective prior thereto.

          (ii)    Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock to be acquired on exercise of this Warrant shall be decreased so that the Holder, upon exercise of this Warrant thereafter, shall be entitled to receive the number of shares of Common Stock which it would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

          (iii)    Reorganization, Etc. In case of any capital reorganization of the Company, or any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or in case of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock of the Company (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (iii).

          (iv)    Rounding of Calculations; Minimum Adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Any provision of this Article IV to the contrary notwithstanding, no adjustment to the Exercise Price shall be made if the amount of such adjustment would be less than $.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

            (b)    Statement Regarding Adjustments. Whenever any adjustments shall be required as provided in Section 4.1(a), the Company shall forthwith file, at the Warrant Office and, if different, at the principal office of the Company, a statement showing in detail such adjustments and the facts requiring such adjustment, which statement shall also be sent to the Holder.

            (c)    Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to any transfer of this Warrant or of the Warrant Shares.

            (d)    Reservation of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise of this Warrant.

            (e)    Exchange Act. The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act for so long as and to the extent that such requirements apply to the Company.

            (f)    Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value of the Common Stock).

ARTICLE V
Terms Defined

        As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

        Act—the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

        Commission—the Securities and Exchange Commission, or any other Federal agency then administering the Act.

        Common Stock—the Company's authorized Common Stock, par value $.01 per share, as such class existed on the date hereof, and any other securities as to which this Warrant becomes exercisable pursuant to Article IV, including stock of the Company of any class thereafter authorized which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

        Company—AXS-One Inc., a Delaware corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

        Current Market Price—the price per share of Common Stock on any date as determined by the Company's Board of Directors as provided below. The Current Market Price shall be the average of the daily closing prices per share of Common Stock for 30 consecutive business days ending no more then 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business-day period). The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if not so quoted, as reported by the National Quotation Bureau, Inc.; provided, however, that if the Common Stock is not traded in such manner that any of the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

        Exchange Act—the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

        Exercise Price—as defined in the Preamble.

        Exercise Date—as defined in Section 1.1.

        Expiration Date—as defined in Section 1.1.

        Holder—as defined in the Preamble.

        Outstanding—when used with reference to Common Stock at any date, all issued shares of Common Stock at such date, except shares then held in the treasury of the Company.

        Person—any individual, corporation, partnership, trust, unincorporated organization and any government and any political subdivision, instrumentality or agency thereof.

        Warrant Office—as defined in Section 2.1.

        Warrant Shares—the shares of Common Stock purchasable or purchased by the Holder upon the exercise of this Warrant.

ARTICLE VI
Miscellaneous

        6.1    Entire Agreement. This Warrant contains the entire agreement between the Holder and the Company with respect to the purchase of the Warrant Shares and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

        6.2    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws.

        6.3    Waiver and Amendment. At any time, any term or provision of this Warrant may be waived, amended or supplemented only by a writing signed by the Holder and the Company. A waiver by the Company or the Holder of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any other provision of this Warrant. The failure of the Holder or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.

        6.4    Assignment by the Company. The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Warrant except to a corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's business and/or assets, and this Warrant shall be binding on and inure to the benefit of such successor.

        6.5    Separability. If any provision in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and of the remaining provisions of this Warrant in any respect shall not be in any way impaired.

        6.6    Notice. Any notice or other communication required or permitted to be given or delivered hereunder shall be in writing and; if to the Holder, shall be delivered at, or sent by reputable "overnight" courier to, such Holder at the last address shown on the books of the Company maintained at the Warrant Office or at any more recent address of which any Holder shall have notified the Company in writing; and if to the Company, shall be delivered at, or sent by reputable "overnight" courier to, the General Counsel of the Company at 301 Route 17 North, Rutherford, NJ 07070, or such other address within the United States of America as shall have been furnished by the Company to the Holder. Any notice or other communication hereunder shall be deemed given at the time of receipt thereof.

        6.7    Limitation of Liability; Not Stockholders. No provisions of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends, or receive notice other than as herein expressly provided, in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action taken by the Holder to exercise this Warrant and thereby purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        6.8    Loss, Destruction, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any loss, theft or destruction, upon delivery of a bond indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in replacement of and substitution for such lost, stolen, destroyed or mutilated Warrant (which shall thereupon become null and void and of no further effect).

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:            ,

AXS-ONE INC.
By:
Name:
Title:

SCHEDULE A

SUBSCRIPTION NOTICE

        The undersigned, the holder of the Warrant accompanying this Notice, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder,                        shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor pursuant to Section 1.1 of such Warrant, and requests (a) that certificates for such aforesaid number of shares (or any other securities or property issuable upon such exercise) be issued in the name of and delivered to the undersigned at the following address:                                                  and (b) if such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

[HAYDEN COMMUNICATIONS, INC.]
By:	Name: Title:

Dated:

SCHEDULE B

ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                        , with an address of                        , the rights to purchase                         shares of Common Stock, par value $.01 per share, of AXS-One Inc. represented by the Warrant accompanying this Assignment, and hereby authorizes AXS-One Inc. to transfer said rights on the books of said corporation and to issue the aforesaid assignee an appropriate Warrant representing the assigned purchase rights. If the assigned purchase rights shall not include all of the shares issuable as provided in such Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned.

[HAYDEN COMMUNICATIONS, INC.]
By:	Name: Title:

Dated:

SCHEDULE C

REGISTRATION RIGHTS OF HOLDER

  1. Definitions

        Selling Expenses: All underwriting discounts, selling commissions and stock transfer taxes applicable to the Warrant Shares registered by the Holder and all fees and disbursements of counsel and other advisors for the Holder.

        Capitalized terms used in this Schedule C but not otherwise defined herein shall have the meanings ascribed to such terms in the body of the Warrant to which this Schedule C is attached.

  2. Registration Rights

        (a) If the Company at any time prior to the first anniversary of the Expiration Date (at which time the rights granted under this Section 2 shall expire) proposes to register any of its Common Stock under the Act on any form other than Form S-4 or Form S-8 (or any similar or successor form then in effect), whether or not for sale for its own account, and if the registration form proposed to be used may be used for the registration of the Warrant Shares, then the Company will give prompt written notice to the Holder of its intention to do so, such notice to specify the proposed numbers of shares to be registered thereby and the date, not less than 10 days thereafter, by which the Company must receive the Holder's written indication of whether the Holder wishes to include its Warrant Shares in such registration statement. Upon the written request of the Holder made on or before the date specified in such notice (which request shall specify the number of Warrant Shares intended to be disposed of by the Holder), the Company will, to the extent permitted under Section 7, use all commercially reasonable efforts to cause all such Warrant Shares, which the Holder has so requested the registration thereof, to be registered under the Act (with the other shares that the Company at the time proposes to register), to the extent requisite to permit the sale or other disposition by the Holder of the Warrant Shares to be so registered.

        (b) Notwithstanding anything to the contrary in this Section 2, the Company shall have the right to discontinue any registration under this Section 2 at any time prior to the effective date of such registration if the registration of other shares of Common Stock giving rise to such registration under this Section 2 is discontinued.

        (c) The obligations of the Company under Section 2(a) hereof shall terminate (a) if the Holder rejects the opportunity to participate in a registration with respect to which Holder's Warrant Shares would have been included but for said rejection by the Holder and such registration has been declared or ordered effective, or (b) the first registration by Company, including any of Holder's Warrant Shares, has been declared or ordered effective.

  3. Registration Procedures

        If Holder exercises its registration rights under Section 2(a) hereof, the Company will, as expeditiously as possible:

        (a) prepare and file with the Commission a registration statement with respect to such Common Stock to be registered (including the Warrant Shares to be registered) and use all commercially reasonable efforts to cause such registration statement to become and remain effective for a period of at least 180 days (or such shorter period if all Common Stock so registered have been sold); provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Holder for review copies of all such documents proposed to be filed;

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of at least 180 days (or such shorter period as shall be necessary to complete the distribution of the Common Stock covered thereby) and to comply with the provisions of the Act with respect to the sale or other disposition of all shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

        (c) furnish to the Holder such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act, in substantially the form in which they are proposed to be filed with the Commission, needed by the Holder in order to facilitate the public sale or other disposition of the registered Warrant Shares;

        (d) use all commercially reasonable efforts to register or qualify such shares of Common Stock covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition of the registered Warrant Shares in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction;

        (e) use all commercially reasonable efforts to cause such shares of Common Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of its registered Warrant Shares in the United States;

        (f) notify the Holder, at any time when a prospectus relating to its registered Warrant Shares is required to be delivered under the Act, of the Company's becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the registered Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

        (g) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

        (h) permit the Holder a reasonable time in which (i) to review and comment on such registration or comparable statement, and (ii) to request the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holder should be included;

        (i) notify the Holder of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

        The Holder hereby agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) above, the Holder will forthwith discontinue its disposition of Warrant Shares pursuant to the registration statement covering such Warrant Shares until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by said subdivision and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the Holder's possession of the prospectus covering such Warrant Shares prior to such supplementation or amendment. In the event the Company shall give any such notice, the period mentioned in subdivision (b) above shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (f) above.

        The Holder shall promptly furnish to the Company in writing such information and documents regarding it and the distribution of its Warrant Shares as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Act or under any other applicable securities or blue sky laws of the jurisdictions referred to in subdivision (d) above.

  4. Registration Expenses

        In connection with any registration of Warrant Shares pursuant to Section 2, the Company will, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance herewith, including, without limitation, all registration, filing and NASD fees, fees and expenses of compliance with securities or blue sky laws, and fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

  5. Indemnification

        (a) The Company will, and hereby does, indemnify and agree to defend, the Holder and each Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act (collectively, "Holder Indemnified Parties"), from and against all losses, claims, damages, liabilities and expenses, joint or several, to which any such Holder Indemnified Party may become subject under the Act, the Exchange Act and all rules and regulations under each such Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case, the Company shall reimburse each such Holder Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Holder Indemnified Party insofar as such losses, claims, damages, liabilities, expenses, actions or proceedings are the result of any untrue statement or alleged untrue statement made in reliance on or in conformity with any information furnished to the Company by or on behalf of any Holder Indemnified Party, or any omission or alleged omission to state a material fact relating to any information furnished to the Company by or on behalf of any Holder Indemnified Party required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In connection with any registration statement in which the Holder is participating, the Holder will promptly furnish to the Company such information as shall be reasonably requested by the Company for use in any such registration statement or prospectus and each and every Holder Indemnified Party will, jointly and severally, indemnify, and defend, the Company, its employees, officers and directors and each

Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, expenses, actions or proceedings resulting from any (i) any action taken by any Holder Indemnified Party in connection with the sale of the Warrant Securities, or (ii) untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission is made in reliance on or in conformity with any information so furnished by any Holder Indemnified Party.

        Any Person entitled to indemnification under the provisions of this Section 5 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, (ii) unless in such indemnified party's reasonable judgment, supported by the written opinion of reputable and experienced counsel to be supplied to the indemnifying party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume control over the defense and/or settlement of such claim, with reputable and experienced counsel; and if such defense is so assumed, such indemnified party shall not enter into any settlement without the consent of the indemnifying party if such settlement attributes liability to the indemnifying party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and (iii) provide such reasonably requested assistance to the indemnifying party, at the indemnifying party's expense. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

        (b) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

  6. Certain Limitations on Registration Rights

        If the Company determines to enter into an underwriting agreement in connection with a registration provided for in this Schedule C, all shares of Common Stock to be included in such registration, including all Warrant Shares, shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in such underwriting agreement and completes and/or executes all questionnaires, indemnities, and other reasonable documents which must be executed under the terms of such underwriting agreement.

  7. Allocation of Securities Included in Registration Statement

If the Company's managing underwriter shall advise the Company and the Holder in writing that the inclusion in any registration pursuant hereto of some or all of the Warrant Shares sought to be registered by the Holder creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of shares of Common Stock sought to be sold by the Company or other holders exercising "demand rights" shall be included in such registration, and (ii) next, the number of Warrant Shares and other shares of Common Stock of other holders exercising "piggyback rights" shall be included in such registration to the extent permitted by the Company's managing underwriter (if the offering is underwritten) to be allocated on a pro rata basis based on the number of Warrant Shares Holder,and the number of shares of Common Stock each such other holder, desire to have registered; provided, however, that, if the Holder would be required pursuant to the provisions of this Section 7 to reduce the number of Warrant Shares that it may include in such registration, the Holder may withdraw all of its Warrant Shares from such registration whereupon the provisions of Section 2(c) hereof shall not apply to said registration.

  8. Limitations on Sale or Distribution of Securities

If a registration hereunder shall be in connection with an underwritten public offering, the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any Warrant Shares and to use its best efforts not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 10 days before or 90 days after the effective date of such registration statement. In such event, the Holder agrees to sign the customary market stand-off letter with the Company's managing underwriter, and to comply with applicable rules and regulations of the Commission.

  9. Rule 144

The Company covenants that it will file the reports required to be filed under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Act), and it will take, at Holder's expense, such further action as the Holder may reasonably request, or to the extent required from time to time, to enable the Holder to sell its Warrant Shares without registration under the Act within the limitation of the exemption provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, "Rule 144"). Upon request of the Holder (but not more than twice in any calendar year), the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

  10. Transfer of Registration Rights

If and to the extent that the Holder sells or otherwise disposes of Warrant Shares in any transaction that does not require registration under the Act (other than a transaction exempted under Rule 144), the rights of the Holder hereunder with respect to such Warrant Shares will be assignable to the transferee of such Warrant Shares; provided, however, that (i) such transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Schedule C and (ii) the Company's aggregate obligation under this Section 2 hereof with respect to the Holder and all such transferees shall not extend to more than one (1) registration in total.

QuickLinks

ARTICLE I Exercise of Warrant
ARTICLE II Warrant Office; Transfer, Division or Combination of Warrant
ARTICLE III Restrictions on Transfer and Registration Under The Act
ARTICLE IV Antidilution Provisions
ARTICLE V Terms Defined
ARTICLE VI Miscellaneous
SUBSCRIPTION NOTICE
ASSIGNMENT
REGISTRATION RIGHTS OF HOLDER